Exhibit 10.3

FIRST AMENDED AND RESTATED PROMISSORY NOTE

$4,273,543.46	March 1, 2022

FOR VALUE RECEIVED, Hall of Fame Resort & Entertainment Company, a Delaware corporation (“Borrower”), as maker, hereby unconditionally promises to pay to JKP Financial, LLC, a Delaware limited liability company JKP Financial, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), or order, the principal sum of Four Million Two Hundred Seventy Three Thousand Five Hundred Forty Three and 46/100 Dollars ($4,273,543.46) (the “Maximum Principal Amount”), or so much thereof as may be advanced by Lender to Borrower pursuant to the terms of this First Amended and Restated Promissory Note (as amended, restated, supplemented, waived, or otherwise modified from time to time, this “Note”), in lawful money of the United States of America, with interest thereon computed in accordance with Paragraph 1(b), all to be paid in accordance with the terms of this Note.

WHEREAS, on November 23, 2021, Borrower executed and delivered to Industrial Realty Group, LLC, a Nevada limited liability company (“Original Lender”), that certain Promissory Note in the original principal amount of $8,500,000 (the “Original Note”); and

WHEREAS, pursuant to that certain Assignment of Promissory Note, dated as of the date hereof (the “Note Assignment”), Original Lender assigned (a) a one-half (½) interest in the Original Note to Lender and (b) a one-half (½) interest in the Original Note to IRG, LLC, a Nevada limited liability company (the “IRG Split Note”).

WHEREAS, Lender and Borrower wish to amend and restate, in its entirety, the Original Note, as partially assigned to Lender pursuant to the Note Assignment, in accordance with the terms and provisions hereof;

NOW, THEREFORE, in consideration of the foregoing premises and the other agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Payment Terms; Advances; Interest; Commitment Fee.

(a) Borrower agrees to pay the principal sum of this Note, interest on the unpaid principal sum of this Note, and all other amounts due under this Note from time to time outstanding, in accordance with the terms of this Note.

(b) Interest shall accrue on the outstanding balance of this Note at the greater of (i) eight percent (8.0%) per annum, compounded monthly, or (ii) if applicable, the Default Rate (as defined in Paragraph 4(f)(v)) (such greater rate, the “Interest Rate”). Interest on the outstanding principal balance of this Note shall accrue from the date hereof. Interest payable pursuant to this Note shall be computed on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due. Interest shall be paid by Borrower to Lender on the first day of each month, in arrears, during the Term (as defined in Paragraph 4(f)(ix)). Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day (as defined in Paragraph 4(f)(ii)), such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the interest due hereunder.

(c) The outstanding principal balance of this Note, all accrued and unpaid interest thereon, and all other amounts due under this Note shall be due and payable on or before March 31, 2024 (the “Note Maturity Date”).

(d) All payments under this Note shall be made to Lender at the following address, or at such other place as Lender may from time to time designate in writing: 11111 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.

(e) Principal and interest shall be paid without deduction or offset in lawful money of the United States. Borrower shall have the right to prepay all or any portion of the principal amount of this Note at any time before the Note Maturity Date without penalty or premium for prepayment. Payments shall be applied first to interest, Late Charges (as defined in Paragraph 4(c)), and other costs due to Lender hereunder, and the balance to principal.

(f) In addition to the other payments required hereunder, Borrower shall issue to Lender, as a commitment fee in consideration of the transactions contemplated by this Note, the Commitment Fee Shares (as defined in Paragraph 1(f)(i)) and the Warrants (as defined in Paragraph 1(f)(ii)). The Commitment Fee Shares and the Warrants shall be issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). A fully completed copy of the Accredited Investor Questionnaire attached hereto as Exhibit B (the “Questionnaire”) is being delivered by Lender to Borrower.

(i) 125,000 restricted shares of Borrower’s common stock, par value $0.0001 per share (the “HOFREC Common Stock”). Such shares of HOFREC Common Stock issued to Lender (the “Commitment Fee Shares”) shall benefit from, and be subject to, that certain Registration Rights Agreement, dated as of the date hereof, by and among Borrower, Lender, and the other parties thereto.

(ii) Warrants to purchase 500,000 shares of HOFREC Common Stock at an exercise price the price of $1.09 per share (the “Warrants”). Such Warrants (A) shall be exercisable, at Lender’s option, at any time from the date hereof through and including the five (5)-year anniversary of the date hereof, and (B) shall be in the form of Exhibit A attached hereto.

(g) Lender makes the following representations and warranties to Borrower:

(i) Economic Loss and Sophistication. Lender is able to bear the economic risk of losing its entire investment in the Commitment Fee Shares and Warrants. In making this statement, consideration has been given to whether Lender can afford to hold the investment for an indefinite period of time and whether Lender can afford a complete loss of its investment. Lender has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

(ii) Accredited Investor Determination. Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act, as certified in the Questionnaire.

(iii) Access. Lender acknowledges that (i) Borrower has made all documents available to it including, but not limited to, this Note and any and all additional agreements, documents, records and books that Lender (or its representatives) has requested relating to an investment in the Commitment Fee Shares and Warrants, (ii) Lender has had an opportunity to ask questions of, and receive answers from, Borrower or a person acting on behalf of Borrower concerning the terms and conditions of an investment in the Commitment Fee Shares and Warrants, and (iii) all questions asked by Lender have been adequately answered to its satisfaction. Lender represents that it has had access to all information that it deems material to an investment decision with respect to an investment in the Commitment Fee Shares and Warrants.

(iv) Reliance. Lender has relied solely on independent investigations conducted by Lender or its advisors in making a decision to subscribe for the Commitment Fee Shares and Warrants and acknowledges that no representations or agreements have been made to Lender other than those specifically set forth in this Note. Lender is not relying on any oral representation of any officer or manager of Borrower or any person purported to be acting on behalf of Borrower. Lender is not relying on Borrower with respect to the tax and other economic considerations of an investment and have consulted Lender’s own attorneys, accountants or investment advisors with respect to an investment in the Commitment Fee Shares and Warrants.

(v) Speculative Investment. Lender is aware that (i) an investment in the Commitment Fee Shares and Warrants involves numerous risks, which Lender has carefully considered, (ii) no federal or state agency has passed upon the merits of the sale of the Commitment Fee Shares and Warrants of any of the information provided in connection with the offering, and (iii) the Commitment Fee Shares and Warrants are a speculative investment involving a significant degree of risk for which there is no guarantee that Lender will realize any gain from any investment. Lender acknowledges and agrees that Lender is able to hold the Commitment Fee Shares and Warrants indefinitely and to afford a complete loss of Lender’s investment in the Commitment Fee Shares and Warrants.

(vi) Exempt Transaction. Lender understands that the Commitment Fee Shares and Warrants are being issued in reliance upon an exemption from federal securities registration.

(vii) No Registration of Interests; Book-Entry Form. Lender acknowledges and agrees that, based in part upon Lender’s representations contained herein and in reliance upon applicable exemptions, no interest in the Commitment Fee Shares and Warrants has been registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. Lender agrees not to offer, sell, pledge or otherwise dispose of all or any portion of the Commitment Fee Shares and Warrants without registration or qualification except pursuant to an offering duly registered or qualified under the Securities Act and any applicable state securities laws, unless (i) in the opinion of counsel for, or counsel satisfactory to, Borrower, registration or qualification under the Securities Act and any applicable state securities laws is not required and (ii) if required, Lender has received any necessary regulatory approvals. Lender understands that the Commitment Fee Shares and Warrants will be subject to a legend this effect and that, as applicable, stop transfer instructions will be issued by Borrower to its transfer agent. Lender understands that the Commitment Fee Shares and Warrants will be issued in book-entry, meaning uncertificated form.

(viii) Investment Intent. Lender is acquiring the Commitment Fee Shares and Warrants for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities laws, and Lender has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization. The Commitment Fee Shares and Warrants are not being acquired, directly or indirectly, as nominee, trustee or representative of or for any other person or persons.

(ix) Power and Authority. Lender is authorized to enter into this Note, the Questionnaire, and such other agreements, certificates, instruments or other documents as are executed by or on Lender’s behalf in connection with Lender’s obligations under this Note or in connection with this subscription (collectively, the “Note Documents”), to perform Subscriber’s obligations under the Note Documents, and to consummate the transactions that are the subjects of the Note Documents.

(x) Compliance with Laws and Other Instruments. The execution and delivery of the Note Documents by, or on behalf of, Lender and the consummation of the transactions contemplated by the Note Documents do not and will not conflict with or result in any violation of or default under any provision of any charter, bylaws, trust agreement or other organizational document, as the case may be, of Lender, or any agreement, certificate or other instrument to which Lender is a party or by which Lender or any of Lender’s properties is bound, or any permit, franchise, judgment, decree, statute, rule, regulation or other law applicable to Lender or the business or properties of Lender.

(xi) Reliance on Representations. Lender acknowledges that Borrower has relied and will rely upon Lender’s representations, warranties and agreements in this Second Amendment and that all such representations and agreements shall survive the issuance and delivery of the Commitment Fee Shares and Warrants hereunder and shall remain in effect thereafter.

2. Cross-Collateralization. The obligations under this Note shall be secured by collateral granted to secure all obligations under (i) the term loan agreement (as amended, the “Term Loan Agreement”), dated as of December 1, 2020, among Borrower, HOF Village Newco, LLC (“Newco”), and certain of Newco’s subsidiaries, as borrowers, and Aquarian Credit Funding LLC , as lead arranger, administrative agent, collateral agent and representative of the lenders party thereto, as assigned to CH Capital Lending, LLC on March 1, 2022, (ii) the Secured Cognovit Promissory Note, dated June 19, 2020, in the original principal amount of $7,000,000, (a) originally executed by HOFV Hotel II, LLC and HOF Village, LLC (as makers) and payable to the order of JKP (as holder), (b) as assigned by HOF Village, LLC to Newco pursuant to that certain Contribution Agreement dated as of June 30, 2020, by and between HOF Village, LLC and Newco, (c) as amended by that certain First Amendment to Secured Promissory Note, dated as of December 1, 2020, by and among Newco, HOFV Hotel II, LLC and JKP, (d) as further amended by Joinder and Second Amendment to Promissory Note, dated March 1, 2022, by and among Newco, HOFV Hotel II, LLC, Borrower, and JKP (the “JKP Amended Note”), and (iii) the IRG Split Note. Such cross-collateralization of the obligations of Borrower and others under the Term Loan Agreement, the JKP Amended Note, the IRG Split Note, and this Note shall be reflected in (i) the Mortgage granted in connection with under the Term Loan Agreement, (iii) the JKP Amended Note, (iv) the IRG Split Note, (v) this Note, and/or (vi) appropriate instruments that amend, supplement, and/or assign any of the foregoing instruments or which provide collateral for the payment of any obligations arising under the foregoing instruments.

3. Expenses; Indemnification.

(a) Borrower agrees to pay promptly: (i) all the actual and reasonable documented costs and expenses of Lender, including attorneys’ fees, in connection with the negotiation, preparation, and execution of this Note and the transactions contemplated hereby, (ii) all fees, costs, and expenses incurred by Lender (including during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding) to maintain, protect, or preserve Lender’s rights under this Note or with respect to any collateral that secures this Note, (iii) all the actual and reasonable costs and expenses of creating and perfecting liens on any collateral that secures this Note in favor of Lender, including filing and recording fees, expenses, and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses, and disbursements of counsel to Lender, (iv) all the actual and reasonable costs and fees, expenses, and disbursements of any auditors, accountants, consultants, or appraisers engaged by Lender in connection with the transactions contemplated by this Note, (v) all the actual and reasonable costs and expenses (including the reasonable fees, expenses, and disbursements of any appraisers, consultants, advisors, and agents employed or retained by Lender) in connection with the custody or preservation of any of collateral that secures this Note, and (vi) after the occurrence of a Default (as defined in Paragraph 4(f)(iv)) or an Event of Default (as defined in Paragraph 4(f)(vi)), all documented costs and expenses, including attorneys’ fees and costs of settlement, incurred by Lender in enforcing any obligations under this Note or under any other agreement executed in connection with or securing this Note, or in collecting any payments due from Borrower under this Note or under any other agreement executed in connection with or securing this Note by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of collateral securing this Note) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

(b) Borrower agrees to indemnify Lender and each of Lender’s members, managers, officers, employees, agents, and representatives, and their respective successors and assigns (each of the foregoing Persons (as defined in Paragraph 4(f)(viii)), an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related costs and expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Note or any other agreement executed in connection with or securing this Note, the performance by the parties thereto of their respective obligations thereunder, or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of this Note, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials (as defined in the Term Loan Agreement) on any property owned or operated by Borrower (or by and direct or indirect subsidiary of Borrower), or any Environmental Liability (as defined in the Term Loan Agreement) related in any way to Borrower (or related in any way to any direct or indirect subsidiary of Borrower); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related costs and expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee (and, upon any such determination, any indemnification payments with respect to such losses, claims, damages, liabilities or related costs and expenses previously received by such Indemnitee shall be subject to reimbursement by such Indemnitee). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Paragraph 3(b) may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by Indemnitees or any of them.

(c) To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Note or any other agreement executed in connection with or securing this Note or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or the use of the proceeds of this Note.

(d) Any amounts payable to Lender under this Paragraph 3 shall accrue interest at the Interest Rate, calculated from the date of payment or disbursement by Lender, until repaid in full.

4. Default and Acceleration.

(a) Upon the occurrence and during the continuance of any Event of Default, and at any time and from time to time thereafter, in addition to any other rights or remedies available to Lender under this Note, at law, or in equity:

(i) Borrower shall pay interest on the outstanding principal and interest at an interest rate equal to the Default Rate.

(ii) Lender may, at its option, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and/or in and to any collateral that secures this Note; including, without limitation, declaring Borrower’s obligations under this Note to be immediately due and payable (including any accrued and unpaid interest and any other amounts owing by Borrower under this Note).

(b) Upon the occurrence of any Insolvency Event (as defined in Paragraph 4(f)(vii)), all of Borrower’s obligations under this Note (including any accrued and unpaid interest and any other amounts owing by Borrower under this Note) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, notwithstanding anything to the contrary contained herein.

(c) If any payment owing from Borrower to Lender under this Note is not received by Lender within five (5) days following its due date, Borrower shall pay to Lender an additional sum equal to four percent (4%) of the overdue amount as a late charge (the “Late Charge”). The Late Charge shall be paid to Lender within five (5) days after the date incurred, and any failure to pay the Late Charge within thirty (30) days after the date incurred shall be an Event of Default hereunder.

(d) Borrower recognizes that any failure by Borrower to timely make the payments provided for herein, or any other Event of Default hereunder, will cause Lender to incur costs not contemplated by this Note (including, without limitation, processing and accounting charges, loss of use of funds, and frustration to Lender in meeting its other financial commitments), and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower hereby agrees that, if any such event should occur, the Default Rate (if applicable) and the Late Charge (if applicable), represent a fair and reasonable estimate of the damages and costs to Lender, considering all the circumstances existing on the date of this Note. The parties further agree that proof of actual damages would be costly or inconvenient. Acceptance of the Late Charge (if applicable) will not be deemed a waiver of any Default or Event of Default (unless such Default or Event of Default is cured in accordance with the provisions of this Note), and shall not prevent Lender from exercising any other rights and remedies available to Lender.

(e) No failure or delay on the part of Lender in exercising any right or remedy under this Note or under any other agreement executed in connection with or securing this Note shall operate as a waiver of any such right or remedy. No right, power, or remedy given to Lender by the terms of this Note or by the terms of any other agreement executed in connection with or securing this Note is intended to be exclusive of any other right, power, or remedy, and each and every such right, power, or remedy shall be cumulative and in addition to every other right, power, or remedy given to Lender by the terms of any instrument or by any statute or otherwise against Borrower or any other Person. No single or partial exercise by Lender of any power hereunder, or under any other document executed in connection with or securing this Note, shall preclude other or further exercise thereof or the exercising of any other power.

(f) For purposes of this Note:

(i) “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

(ii) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority, so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in Los Angeles, California are generally are open for use by customers on such day.

(iii) “Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, compromise, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

(iv) “Default” means any event or condition that, upon notice, lapse of time, or both, would constitute an Event of Default.

(v) “Default Rate” means the lesser of (A) sixteen percent (16%) per annum and (B) the Maximum Legal Rate (as defined in Paragraph 6(a)).

(vi) “Event of Default” means (A) Borrower’s failure to pay, on or before the due date thereof (subject to Paragraph 4(c) with respect to Late Charges only and subject to Paragraph 4(d)), any amount owing to Lender under this Note or under any other agreement executed in connection with this Note, or (B) Borrower’s failure, within five (5) days after written notice from Lender to Borrower, to comply with any non-monetary covenant contained in this Note or in any other agreement executed in connection with or securing this Note.

(vii) “Insolvency Event” means a proceeding under any Debtor Relief Law with respect to Borrower or any direct or indirect subsidiary of Borrower.

(viii) “Person” means any individual, partnership, limited liability company, corporation, joint venture, association, trust, or other entity

(ix) “Term” means the period commencing on the date hereof and ending on the Note Maturity Date.

5. [Reserved]

6. Savings Clause. Notwithstanding anything to the contrary contained herein

(a) All agreements and communications between Borrower and Lender are hereby, and shall, automatically be limited so that, after taking into account all amounts deemed to constitute interest, the interest contracted for, charged, or received by Lender shall never exceed the maximum non-usurious interest rate (if any), that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note, under the laws of any state whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of this Note (the “Maximum Legal Rate”).

(b) In calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated, and spread over the full amount and term of all principal indebtedness of Borrower to Lender.

(c) If, through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward the payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

7. No Oral Change. This Note may not be modified, amended, waived, extended, changed, discharged, or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge, or termination is sought.

8. Waivers. Borrower and all others who may become liable for the payment of all or any part of the obligations evidenced by this Note do hereby jointly and severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment, and all other notices of any kind, except as expressly provided herein. No release of any security for the obligations evidenced by this Note, nor any extension of time for payment of this Note or any installment hereof, and no alteration, amendment, or waiver of any provision of this Note or of any other agreement between Lender (on one hand) and any other Person (on the other hand), shall release, modify, amend, waive, extend, change, discharge, terminate, or affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the obligations evidenced by this Note. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand, as provided for in this Note or in any other agreement executed in connection with or securing this Note. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable, notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, such corporation, and the term “Borrower,” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. Nothing in the foregoing two sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, limited liability company or corporation which may be set forth in this Note or in any other agreement executed in connection with or securing this Note.

9. Transfer; Successors and Assigns.

(a) This Note and any of Lender’s rights hereunder may be assigned by Lender, at any time, to any entity that is directly or indirectly controlling, controlled by, or under common control with Lender. Any such assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Note. Upon any such transfer of this Note by Lender, Lender may deliver its rights to all the collateral (if any) mortgaged, granted, pledged, or assigned as security for this Note (or any part thereof) to the transferee, who shall thereupon become vested with all the rights and obligations herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights and obligations hereby given to it with respect to any liabilities and the collateral not so transferred.

(b) Borrower shall not have the right to assign or transfer Borrower’s rights or obligations under this Note without Lender’s the prior written consent (which consent may be granted or withheld in Lender’s sole discretion). Any attempted assignment or transfer by Borrower of Borrower’s rights or obligations under this Note without Lender’s prior written consent shall be null and void.

(c) Subject to the foregoing, this Note shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and permitted assigns.

10. Governing Law; Jurisdiction; Service of Process.

(a) IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. NOTWITHSTANDING THE FOREGOING, AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF ANY LIENS SECURING THE OBLIGATIONS EVIDENCED BY THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE IN WHICH THE RELEVANT PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAWS OF SUCH STATE, THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF THIS NOTE AND THE OBLIGATIONS EVIDENCED BY THIS NOTE. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE.

(b) ANY LEGAL SUIT, ACTION, OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN LOS ANGELES COUNTY, CALIFORNIA (APPLYING THE LAWS OF THE STATE OF DELAWARE). BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION, OR PROCEEDING. BORROWER AGREES THAT SERVICE OF PROCESS UPON BORROWER AT THE ADDRESS FOR BORROWER SET FORTH IN PARAGRAPH 12, AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED IN PARAGRAPH 12, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION, OR PROCEEDING. BORROWER SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE IN THE ADDRESS FOR BORROWER SET FORTH IN PARAGRAPH 12. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION, OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THIS NOTE AND THE OBLIGATIONS EVIDENCED BY THIS NOTE IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION THAT LENDER MAY ELECT, IN ITS SOLE AND ABSOLUTE DISCRETION. BORROWER WAIVES ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION, OR PROCEEDING.

11. Waiver of Jury Trial. BORROWER (AND LENDER, BY ITS ACCEPTANCE HEREOF) HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, THE OBLIGATIONS EVIDENCED BY THIS NOTE, OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND BY LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER OR BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

12. Notices. Any notice, demand, consent, approval, or document that Borrower or Lender is required or may desire to give or deliver to the other party shall be given in writing by (a) personal delivery; (b) certified mail, return receipt requested, postage prepaid; (c) a national overnight courier service that provides written evidence of delivery; or (d) electronic mail transmission and addressed as to such other party at its notice address set forth below:

(a) If to Lender:

JKP Financial, LLC
11111 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
Attention: Richard Klein
Email: RKlein@industrialrealtygroup.com

      With a copy to (which shall not constitute notice):

Fainsbert Mase Brown & Sussman, LLP
11111 Santa Monica Blvd., Suite 810
Los Angeles, CA 90025
Attention: Dean Sussman, Esq.
Email: DSussman@fms-law.com

(b) If to Borrower:

Hall of Fame Resort & Entertainment Company
2626 Fulton Dr. NW
Canton, OH 44718
Attention: Michael Crawford
Email: Michael.Crawford@HOFVillage.com

and

Hall of Fame Resort & Entertainment Company
2626 Fulton Dr. NW
Canton, OH 44718
Attention: Tara Charnes
Email: tara.charnes@HOFVillage.com

      With a copy to (which shall not constitute notice):

Hunton Andrews Kurth LLP
2200 Pennsylvania Ave., N.W.
Washington, DC 20037
Attention: Steve Patterson
Email: spatterson@hunton.com

Any party may change its notice address (or any portion thereof) by giving written notice thereof in accordance with this paragraph. All notices hereunder shall be deemed given: (i) if delivered personally, when delivered; (ii) if sent by certified mail, return receipt requested, postage prepaid, on the third day after deposit in the U.S. mail; (iii) if sent by overnight courier, on the first Business Day after delivery to the courier; and (iv) if sent by electronic mail, on the date of transmission if sent on a Business Day before 5:00 p.m. Eastern time, or on the next Business Day, if sent on a day other than a Business Day or if sent after 5:00 p.m. Eastern time; provided that a hard copy of any notice sent by electronic mail must also be sent by either a nationally recognized overnight courier or by U.S. mail, first class, postage prepaid.

13. Time of the Essence. Time is of the essence with respect to Borrower’s obligations under this Note.

14. Severability. In the event any term or provision of this Note is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note, which terms and provision shall remain binding and enforceable.

15. Optional Conversion. At any time following the date hereof, and from time to time prior to the Note Maturity Date, Lender shall have the right, but not the obligation, to elect to convert all or any portion of the principal amount of this Note into shares of HOFREC Common Stock on the terms and conditions in this Paragraph 15 (any such conversion, an “Optional Conversion”).

(a) Lender may elect to convert all or any portion of the principal amount of this Note into that number of shares of HOFREC Common Stock equal to the quotient of (A) the sum of (x) the principal amount of this Note being converted specified in the Conversion Notice (defined below), plus (y) all accrued and unpaid interest on such principal amount of this Note as of the applicable Conversion Election Effective Date (defined below), divided by (B) the Conversion Price (defined below) as of the applicable Conversion Election Effective Date, with fractional shares of HOFREC Common Stock rounded up or down as provided in Paragraph 15(g) hereof. “Conversion Price” means $1.09 as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of HOFREC Common Stock.

(b) In order to effectuate an Optional Conversion of all or any portion of the principal amount of this Note, Lender shall submit a written notice to Borrower, duly executed by Lender (a “Conversion Notice”), accompanied by this Note, stating that Lender irrevocably elects to convert the principal amount of this Note specified in such Conversion Notice. In the event that only a portion of this Note is being converted, Borrower shall issue a replacement Note representing the remaining principal amount of this Note that has not been converted. An election to convert all or any portion of the principal amount of this Note pursuant to an Optional Conversion shall be deemed to have been made as of the following dates (the “Conversion Election Effective Date”): (A) on the date of receipt, with respect to any Conversion Notice received by Borrower at or prior to 5:00 p.m., New York City time, on any Business Day, and (B) on the next Business Day following such receipt, with respect to any Conversion Notice received by Borrower on a non-Business Day or after 5:00 p.m., New York City time, on any Business Day. The conversion of the principal amount of this Note with respect to which an Optional Conversion election is made, and the issuance of all shares of HOFREC Common Stock to be issued pursuant to such conversion, shall become effective as of the applicable Conversion Election Effective Date. Within three (3) Business Days after the applicable Conversion Election Effective Date, Borrower shall deliver to Lender (or, if applicable, in the name of Lender’s designee as stated in the Conversion Notice), by book-entry delivery, a number of shares of HOFREC Common Stock equal to the number of shares to which such holder is entitled pursuant to such Optional Conversion.

(c) Upon any conversion of this Note, the rights of Lender with respect to the unpaid principal amount hereunder converted into shares of HOFREC Common Stock shall cease and Lender shall be deemed to have become the owner of the shares of HOFREC Common Stock into which such principal amount of this Note shall have been converted and such converted principal amount shall be extinguished and deemed to have been forgiven or repaid and shall no longer be outstanding and no future interest shall accrue on any such amount.

(d) All shares of HOFREC Common Stock delivered upon any Optional Conversion will, upon such conversion, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights, free from all taxes, liens, security interests, charges and encumbrances (other than liens, security interests, charges or encumbrances created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith).

(e) The issuance of shares of HOFREC Common Stock upon conversion of all or any portion of the principal amount of this Note pursuant to any Optional Conversion shall be made without payment of additional consideration by, or other charge, cost or tax to, Lender in respect thereof; provided, however, that Borrower shall not be required to pay any tax or other governmental charge that may be payable with respect to the issuance or delivery of any shares of HOFREC Common Stock in the name of any person other than Lender, and no such delivery shall be made unless and until the person requesting such issuance has paid to Borrower the amount of any such tax or charge, or has established to the satisfaction of Borrower that such tax or charge has been paid or that no such tax or charge is due.

(f) Borrower shall at all times reserve and keep available out of its authorized but unissued shares of HOFREC Common Stock, solely for the purpose of issuance upon conversion of the principal amount of this Note in accordance with this Paragraph 15, such number of shares of HOFREC Common Stock issuable upon the conversion of all outstanding principal amount of this Note pursuant to any Optional Conversion at the Conversion Price. Borrower shall take all such actions as may be necessary to assure that all such shares of HOFREC Common Stock may be so issued without violation of any applicable law or governmental regulation applicable to Borrower or any requirements of any securities exchange upon which shares of HOFREC Common Stock may be listed (except for official notice of issuance, which shall be immediately delivered by Borrower upon each such issuance). Borrower shall not take any action which would cause the number of authorized but unissued shares of HOFREC Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the principal amount of this Note.

(g) No fractional shares of HOFREC Common Stock shall be issued upon any Optional Conversion of all or any portion of the principal amount of this Note. In lieu of delivering a fractional share of HOFREC Common Stock to any holder in connection with an Optional Conversion, any fractional share of HOFREC Common Stock shall be rounded up or down to the next whole number or zero, as applicable (with one-half being closer to the next lower whole number for this purpose).

(h) The Conversion Price shall be subject to a weighted average anti-dilution adjustment from time to time as follows:

(i) If Borrower shall at any time or from time to time during the period from the date of this Note to the Note Maturity Date, issue any additional shares of HOFREC Common Stock (or be deemed to have issued any shares of HOFREC Common Stock as provided herein), other than Excluded Securities (as defined in Paragraph 15(h)(iii)) and Excluded Transactions (as defined in Paragraph 15(h)(iv)) (such additional shares, “Additional Shares”), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of HOFREC Common Stock, the Conversion Price in effect immediately prior to such issuance shall forthwith be lowered to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

●	“CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of HOFREC Common Stock;

●	“CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of HOFREC Common Stock;

●	“A” shall mean the number of shares of HOFREC Common Stock outstanding immediately prior to such issue of Additional Shares of HOFREC Common Stock (including any shares of HOFREC Common Stock deemed to have been issued pursuant to Paragraph 15(h)(ii)(D));

●	“B” shall mean the number of shares of HOFREC Common Stock that would have been issued if such Additional Shares of HOFREC Common Stock had been issued at the price per share equal to CP1 (determined by dividing the aggregate consideration received by Borrower in respect of such issue by CP1); and

●	“C” shall mean the number of such Additional Shares of HOFREC Common Stock issued in such transaction.

(ii) For the purposes of any adjustment of the Conversion Price pursuant to Paragraph 15(h)(i), the following provisions shall be applicable:

(A) In the case of the issuance of HOFREC Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by Borrower for any underwriting or otherwise in connection with the issuance and sale thereof.

(B) In the case of the issuance of HOFREC Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of Borrower, irrespective of any accounting treatment.

(C) In the case of the issuance of HOFREC Common Stock without consideration, the consideration shall be deemed to be $0.01 per share.

(D) In the case of the issuance of (x) options or warrants to purchase or rights to subscribe for HOFREC Common Stock, (y) debt or securities by their terms convertible into or exchangeable for HOFREC Common Stock or (z) options to purchase rights to subscribe for such convertible or exchangeable securities:

(1) the aggregate maximum number of shares of HOFREC Common Stock deliverable upon exercise of such options or warrants to purchase or rights to subscribe for HOFREC Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A), (B) and (C) above), if any, received by Borrower upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the HOFREC Common Stock covered thereby; and

(2) the aggregate maximum number of shares of HOFREC Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable debt or securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or warrants or rights were issued and for a consideration equal to the consideration received by Borrower for any such securities and related options or warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by Borrower upon the conversion or exchange of such securities or the exercise of any related options or warrants or rights (the consideration in each case to be determined in the manner provided in subdivisions (A), (B) and (C) above).

(iii) For purposes of this Paragraph 15(h), the term “Excluded Securities” shall mean (i) shares of HOFREC Common Stock issued to officers, employees, directors or consultants of Borrower and its subsidiaries, pursuant to any agreement, plan or arrangement approved by the Board of Directors of Borrower, or options or warrants to purchase or rights to subscribe for such HOFREC Common Stock, or debt or securities by their terms convertible into or exchangeable for such HOFREC Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities pursuant to such agreement, plan or arrangement; (ii) shares of HOFREC Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of HOFREC Common Stock; or (iii) securities issued pursuant to the acquisition of another corporation or other entity by Borrower by merger or purchase of stock or purchase of all or substantially all of such other corporation’s or other entity’s assets whereby Borrower owns not less than a majority of the voting power of such other corporation or other entity following such acquisition or purchase.

(iv) For purposes of this Paragraph 15(h), the term “Excluded Transactions” shall mean sales of shares of Common Stock issued under the Company’s “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act; provided, however, that each financial quarter during which the Company’s sales of such shares reaches a multiple of $5 million aggregate consideration beginning with sales occurring after March 1, 2022 for an average consideration per share for such multiple of $5 million aggregate consideration that is less than the Exercise Price then in effect at the end of such financial quarter, the Exercise Price in effect at the end of such financial quarter shall forthwith be lowered to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the formula set forth in Paragraph 15(h)(i), with the following adjustments: (A) “A” shall mean the difference of (1) the number of shares of Common Stock outstanding immediately following the sale of a share under the Company’s “at the market offering” that reaches a multiple of $5 million (including any shares of Common Stock deemed to have been issued pursuant to Section 15(h)(ii)(D)), minus (2) the number of shares of Common Stock issued under the Company’s “at the market offering” for such multiple of $5 million and (B) “C” shall mean the number of such shares of Common Stock issued under the Company’s “at the market offering” for such multiple of $5 million.

(i) Nasdaq 19.99% Cap. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower and Lender agree that the total cumulative number of shares of HOFREC Common Stock that may be issued to Lender and its affiliates hereunder and under the other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Approval (defined below). If the number of shares of HOFREC Common Stock issued to Lender and its affiliates under this Note and the other Transaction Documents reaches the Nasdaq 19.99% Cap, so as not to violate the 20% limit established in Listing Rule 5635(d), Borrower, at its election, will use reasonable commercial efforts to obtain stockholder approval of this Note and the issuance of additional shares of HOFREC Common Stock upon the conversion of the portion of the Loan under this Note, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Approval”). “Transaction Documents” shall mean (A) this Note, (B) the Certificate of Designations of 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share, of Borrower, (C) the amended and restated Series C Warrant, dated March 1, 2022, issued Borrower to CH Capital Lending, LLC, (D) the amended and Series D Warrant to purchase HOFREC Common Stock, dated March 1, 2022, issued by Borrower to CH Capital Lending, LLC, (E) the Series E Warrant to purchase HOFREC Common Stock, dated March 1, 2022, issued by Borrower to CH Capital Lending, LLC, (F) the Series E Warrant to purchase HOFREC Common Stocks, dated March 1, 2022, issued by Borrower to IRG, LLC, (G) the two Series F Warrants to purchase HOFREC Common Stock, dated March 1, 2022, issued by Borrower to JKP Financial, LLC, (H) the Series G Warrant to purchase HOFREC Common Stock to be issued by the Borrower to Stuart Lichter, (I) the Letter Agreement, dated March 1, 2022, between Borrower and Stuart Lichter, (J) the $4,273,543.46 First Amended and Restated Promissory Note, dated March 1, 2022, issued by Borrower to IRG, LLC, and (K) the Joinder and Second Amendment to Secured Cognovit Promissory Note, dated as of March 1, 2022, by and between HOF Village Newco, LLC, HOF Village Hotel II, LLC, as makers, Borrower, and JKP Financial, LLC, as holder.

(j) Prepayment Notice. Prior to the prepayment of the Loan in accordance with this Note, Borrower shall provide a ten (10) day notice to Lender who then shall have the right to convert any portion or all of the Loan within twenty (20) business days after notice of any planned prepayment at the Conversion Price then in effect.

16. Entire Agreement. This Note is deemed to amend, modify, restate, the Original Note and the Original Note is hereby amended, modified, and restated in its entirety. This Note and any other documents incorporated by reference constitutes the sole and entire agreement of the parties with respect to the subject matter of this Note, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to the subject matter.

(Remainder of page intentionally left blank; signature page follows)

IN WITNESS WHEREOF, Borrower and Lender have duly executed this First Amended and Restated Promissory Note as of the day and year first above written.

Borrower:

HALL OF FAME RESORT &
ENTERTAINMENT COMPANY,
a Delaware corporation

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: President and Chief Executive Officer

Lender:

JKP FINANCIAL, LLC,
a Delaware limited liability company

By:	/s/ John A. Mase
Name:	John A. Mase
Title:	Chief Executive Officer

Exhibit A

FORM OF WARRANT AGREEMENT

[See attached]

Exhibit B]

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

This Accredited Investor Questionnaire (“Questionnaire”), dated as of __      _, 2022 , is to being delivered by the undersigned (“Subscriber”) in connection with Subscriber’s receipt of shares (the “Subscribed Shares”) of common stock , par value $0.0001 per share (“Common Stock”), of Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), and warrants (the “Warrants”) as contemplated by First Amended and Restated Promissory Note, dated as of March 1, 2022, issued by the Company to JKP Financial, LLC (the “Note”). The Subscribed Shares are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in the Securities Act and in reliance on similar exemptions under applicable state laws. The purpose of this Questionnaire is to provide assurance that Subscriber meets the applicable suitability requirements. The information supplied by Subscriber will be used in determining whether Subscriber meets such requirements, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Subscriber’s answers will be kept strictly confidential. However, by signing this Questionnaire, Subscriber authorizes the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the purchase and sale of the Subscribed Shares and Warrants will not result in a violation of the Securities Act or the securities laws of any state. Subscriber must answer all applicable questions and complete and sign this Questionnaire. Please print or type the responses and attach additional sheets of paper if necessary to complete the answers to any item.

PART A. BACKGROUND INFORMATION

Name of Subscriber:	JKP Financial, LLC

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:	Delaware limited liability company

Business Address:

(Number and Street)

(City, State, and Zip Code)

Telephone Number:

Employer or Taxpayer Identification No.:

Was Subscriber formed for the purpose of investing in the securities being offered?

Yes ☐ No ☒

PART B. ACCREDITED INVESTOR QUESTIONNAIRE

In connection with the purchase and sale of the Subscribed Shares and Warrants pursuant to the Note, the following information must be obtained regarding Subscriber’s investor status. Please initial each category applicable to Subscriber as a purchaser of the Subscribed Shares and Warrants.

_____ (i)	A natural person whose individual net worth, or joint net worth with such person’s spouse, at the time of his or her purchase exceeds $1,000,000.

Note: The term “net worth” means the excess of total assets at fair market value over total liabilities, except that (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

_____ (ii)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with such person’s spouse in excess of $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current calendar year.

_____ (iii)	A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Subscribed Shares and Warrants, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment).

____ (iv)	An entity in which all of the equity owners are accredited investors. (If Subscriber has checked this alternative, Subscriber shall provide statements signed by each equity owner demonstrating how each is qualified as an accredited investor.)

_____ (v)	A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____ (vi)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☒____ (vii)	An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, limited liability company, Massachusetts or similar business trust, or a partnership, that was not formed for the specific purpose of acquiring the Subscribed Shares and Warrants, with total assets in excess of $5,000,000.

_____ (viii)	A director or executive officer of the Company.

_____ (ix)	None of the above.

[Signature Page Follows]

IN WITNESS WHEREOF, Subscriber has executed this Questionnaire as of the date set forth above and hereby certifies that the information contained herein is true and correct as of such date.

Subscriber:

JKP FINANCIAL, LLC,
a Delaware limited liability company

By:
Name:
Title: